Exhibit 10.38

BILL OF SALE

Seller, Cynergy Corporation, an Oklahoma corporation, of 5770 NW Expwy, Oklahoma City, Oklahoma 73132, in consideration of TEN & 001100 DOLLARS, and other good and valuable consideration, receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over to the Buyer, Epazz, Inc., of 205 West Wacker Drive, Suite 1320, Chicago, Illinois 60606, all property and other assets of Cynergy Corporation pursuant to that certain Asset Purchase Agreement dated March 13, 2014 between Buyer and Seller, and without limiting the foregoing, all items listed on the attached Schedules 1.1.1, 1.1.2, 1.1.3, 1.1.4, 1.1.6, 1.1.8, and 1.1.9.

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said property, that said property is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell said property and to make this Bill of Sale.

If this Bill of Sale is signed by more than one person, all persons so signing shall be jointly and severally bound hereby.

IN WITNESS WHEREOF, Seller has signed and sealed this Bill of Sale this 25th day of March, 2014.

CYNERGY CORPORATION,

I, the undersigned, a Notary Public, for said County, in the State aforesaid, CERTIFY THAT Steve Davidson, personally known to me to be the same person(s) whose name(s) are subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that they signed, sealed and delivered the instrument as their free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and notarial seal this 4th day of April, 2014.

/s/ Charity F. Avery
Notary Public